As filed with the Securities and Exchange Commission on November 21, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	11-2749765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3925 Brookside Parkway

Alpharetta, Georgia 30022

(Address of Principal Executive Offices)

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

John H. Heyman

Chief Executive Officer

3925 Brookside Parkway

Alpharetta, Georgia 30022

(770) 576-6000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Terry F. Schwartz, Esq.

Smith, Gambrell & Russell, LLP

Promenade II, Suite 3100

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309-3592

(404) 815-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Options and Shares of no par value Common Stock	2,000,000	$4.71	$9,420,000	$370.21

(1)	This registration statement shall, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions with respect to the shares registered hereunder. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	The maximum aggregate offering price is estimated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee and is equal to the product resulting from multiplying 2,000,000, the number of shares registered by this registration statement, by $4.71, the average of the high and low sales prices of the common stock as reported on the Nasdaq Stock Market on November 18, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Omitted *

Item 2.	Registrant Information and Employee Plan Annual Information.

Omitted *

*	Separately given to participants. Pursuant to the rules for filing a registration statement on Form S-8, such information is contained in documents which do not constitute a part of this registration statement but which shall, together with the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Certain Documents By Reference.

Radiant Systems, Inc. (hereinafter sometimes the “Company” or the “Registrant”) hereby incorporates by reference in this registration statement its prospectus and the following documents:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

(c)	The description of the Company’s common stock contained in the Company’s Articles of Incorporation filed as Exhibit 3(i) to the Company’s Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission (the “Commission”) on January 27, 1997; and

(d)	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, except to the extent that such documents provide that the information is furnished to, and not filed with, the Commission, or that the information shall not otherwise be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As provided under Georgia law, the Company’s Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages, for breach of the duty of care or any other fiduciary duty owed to the Company as a director, except that such provisions shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Company; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for unlawful corporation distributions; or (d) for any transaction from which the director received an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of each director of the Company shall be eliminated or limited to the fullest extent permitted by applicable law. These provisions apply to claims against officers, employees, and agents of the Company as well. Article VI of the Company’s Bylaws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he or she was a party or in defense of any claim, issue or matter therein because he or she is or was a director of the Company, against reasonable expenses incurred by him or her in connection with such defense.

The Company’s Bylaws also provide that the Company may indemnify any director, officer, employee or agent made a party to a proceeding because he or she is or was a director, officer, employee or agent against liability incurred in the proceeding if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company; in all other cases, that such conduct was at least not opposed to the best interests of the Company; and in the case of any criminal proceeding, that he or she had no reasonable cause to believe such conduct was unlawful. An officer who is not a director, or an officer who is also a director and is made a party to a proceeding on the sole basis of an act or omission in his or her capacity as an officer, may be indemnified as provided by the Articles, Bylaws, a resolution of the Board or contract, except for liability arising out of conduct that constitutes (i) an appropriation, in violation of his or her duties, of any business opportunity of the Company, (ii) acts or omissions that involve intentional misconduct or a knowing violation of the law, (iii) unlawful corporate distributions, or (iv) any transaction from which the officer received an improper personal benefit. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a majority of all of the disinterested members of the Board; (b) a majority of a committee of disinterested directors; (c) independent legal counsel; or (d) the shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (1) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or (2) in connection with any other proceeding with respect to conduct for which such person was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

The Company may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Company’s Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The index to exhibits attached to this registration statement is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alpharetta, State of Georgia, on November 21, 2008.

RADIANT SYSTEMS, INC.

By:	/s/ John H. Heyman
John H. Heyman
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Heyman and Mark E. Haidet, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALON GOREN	Chairman of the Board and Chief Technology Officer	November 21, 2008
Alon Goren

/s/ JOHN H. HEYMAN	Chief Executive Officer and Director (principal executive officer)	November 21, 2008
John H. Heyman

/s/ MARK E. HAIDET	Chief Financial Officer (principal financial officer)
Mark E. Haidet		November 21, 2008

/s/ ROBERT R. ELLIS	Vice President of Accounting (principal accounting officer)	November 21, 2008
Robert R. Ellis

/s/ MICHAEL Z. KAY	Director	November 21, 2008
Michael Z. Kay

/s/ JAMES S. BALLOUN	Director	November 21, 2008
James S. Balloun

/s/ J. ALEXANDER M. DOUGLAS, JR.	Director	November 21, 2008
J. Alexander M. Douglas, Jr.

/s/ DONNA A. LEE	Director	November 21, 2008
Donna A. Lee

/s/ WILLIAM A. CLEMENT, JR.	Director	November 21, 2008
William A. Clement, Jr.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Articles of Incorporation of the Company, as amended and restated (incorporated herein by reference to the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-17723).

4.2	By-Laws of the Company (incorporated herein by reference to the Company’s Registration Statement on Form S-1, as amended and restated, Registration No. 333-17723).

5.1	Opinion of Smith, Gambrell & Russell, LLP as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (contained on the signature page to this Registration Statement).